EXHIBIT 1A(13)(zz)

PRUCO LIFE INSURANCE COMPANY

Insured                                   Rider for Policy No.


________________________________________  ______________________________________



OPTIONAL PREMIUM REMITTANCE PLAN

Premiums are due monthly. They may be less than the smallest premium we normally permit; they are being paid under a special plan. If they are no longer to be paid under such a plan, we have the right to require that they be paid less often. If we do so: (1) we will apply the rules which we would have used had there been no special plan; and (2) we will give written notice.


                           |Rider attached to and made a part of this Contract |on the Contract Date
                           |
                           |
                           |Pruco Life Insurance Company,
                           |
                           |
                           |By /s/ ISABELLE L. KIRCHNER
                           |             Secretary
                           |
                           |____________________________________________________


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PLI 108--84                                                    Printed in U.S.A.
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                                     II-241